SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 --------------

        Date of Report (Date of earliest event reported) February 4, 1997


                                   CULP, INC.

             (Exact name of registrant as specified in its charter)


        North Carolina                0-12781                  56-1001967

(State or other jurisdiction of  (Commission File No.)        (IRS Employer
        incorporation)                                     Identification No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (910) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)

Item 5. Other Events

See Press Release (attached) dated February 4, 1997 related to third quarter earnings for the period ended January 26, 1997.

See Financial Information Release (attached)






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CULP, INC.
                                                     (Registrant)


                                            By:       Franklin N. Saxon
                                                      Senior Vice President and
                                                      Chief Financial Officer


                                            By:       Stephen  T.  Hancock
                                                       Stephen T. Hancock
                                                     General Accounting Manager




Dated:  February 4, 1997

DRAFT #4


02/04/97 11:44 AM


FOR IMMEDIATE RELEASE


              CULP REPORTS RECORD THIRD QUARTER SALES AND EARNINGS

                         EARNINGS PER SHARE INCREASE 23%

HIGH POINT, North Carolina (February__, 1997) Culp, Inc. (NYSE:CFI) today reported higher sales and earnings for the third fiscal quarter ended January 26, 1997.

         For the three months ended January 26, 1997, Culp reported that net sales increased 13% to $97.5 million compared with $86.5 million a year ago. Net income for the quarter increased 25% to $3.0 million, or $0.27 per share, compared with $2.4 million, or $0.22 per share, in the third quarter of fiscal 1996.

         The gains for the third quarter brought net sales for the first nine months to $293.2 million, up 18% from $249.5 million in the first nine months of fiscal 1996. Net income for the first nine months was $8.9 million, or $0.79 per share, up 29% from $6.9 million, or $0.62 per share, in the year-earlier period.

         "This marks the 17th consecutive quarter in which we have reported higher earnings versus the comparable year-earlier period," remarked Robert G. Culp, III, Chief Executive Officer. The 13% gain in sales for the quarter was somewhat less than in the first half, but we continued to advance in our plan to increase Culp's profitability. Our shipments to customers within the United States rose during the quarter from a year ago, and we realized further strong growth in international sales. For the first nine months of fiscal 1997, sales to international customers were up 37%, reflecting the ongoing expansion of our marketing organization as well as the underlying growth in demand in many of these markets."

         Culp noted, "Our focus remains on increasing the Company's market share, raising productivity and investing the capital necessary to expand capacity and enhance the level of service to customers. Accomplishing these objectives involves our entire organization, and the tangible evidence of their achievements is reflected in our growth over the past several years."




                                     -MORE-

CULP Reports Third Quarter Gains
Page 2
February   , 1997



         "The completion of our offering of common stock last week has added approximately $16.3 million in equity capital to the Company. This offering not only strengthened our financial position but also served importantly to expand our base of stockholders. Aided by these additional funds, we expect to invest a total of approximately $31 million in capital sending during fiscal 1997, a new annual high for Culp. A major initiative underway involves projects related to supporting the continued expansion in shipments of wet-printed flock fabrics,
one  of  our   fastest-growing   product   categories.  Using  equipment
installed during the third quarter, we are currently starting to produce our own unprinted flocked greige goods. We also purchased a facility in Lumberton, North Carolina during the period and are currently planning to initiate production of wet-printed flocked fabrics there by July, 1997."

         Culp is the largest manufacturer and marketer of upholstery fabrics in the world and is a leading producer of mattress ticking. The company's fabrics are used principally in the production of residential and commercial furniture and bedding products.


                                   CULP, INC.
                         Condensed Financial Highlights
                                   (Unaudited)

                                        Three Months Ended
                                January 26,               January 28,
                                   1997                      1996

Net sales                  $         97,468,000      $        86,476,000
Net income                            3,010,000                2,415,000
Earnings per share         $               0.27      $              0.22

                                          Nine Months Ended
                                January 26,               January 28,
                                   1997                      1996

Net sales                  $        293,201,000      $       249,505,000
Net income                            8,930,000                6,930,000
Earnings per share         $               0.79      $              0.62



                                      -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE      (Page 1 of 12)
                         CONSOLIDATED INCOME STATEMENTS
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 26, 1997 AND JANUARY 28, 1996

               (Amounts in Thousands, Except for Per Share Data)



                                          THREE MONTHS ENDED (UNAUDITED)

                                      Amounts                     Percent of Sales
                              January 26, January 28% Over
                                  1997        1996  (Under)         1997     1996
Net sales                      $  97,468    86,476   12.7 %        100.0    100.0 %
Cost of sales                     80,317    71,447   12.4 %         82.4     82.6 %
    Gross profit                  17,151    15,029   14.1 %         17.6     17.4 %

Selling, general and
  administrative expenses         10,760     9,639   11.6 %         11.0     11.1 %
    Income from operations         6,391     5,390   18.6 %          6.6      6.2 %

Interest expense                   1,228     1,279   (4.0)%          1.3      1.5 %
Interest income                      (73)        0     ** %         (0.1)     0.0 %
Other expense (income), net          421       266   58.3 %          0.4      0.3 %
    Income before income taxes     4,815     3,845   25.2 %          4.9      4.4 %

Income taxes  *                    1,805     1,430   26.2 %         37.5     37.2 %
    Net income                 $   3,010     2,415   24.6 %          3.1      2.8 %

Average shares outstanding        11,342    11,232    1.0 %
Net income per share               $0.27     $0.22   22.7 %
Dividends per share              $0.0325   $0.0275   18.2 %



                                           NINE MONTHS ENDED (UNAUDITED)

                                     Amounts                       Percent of Sales
                             January 26, January 28, % Over
                                  1997     1996      (Under)         1997     1996

Net sales                      $ 293,201   249,505   17.5 %        100.0    100.0 %
Cost of sales                    241,008   206,171   16.9 %         82.2     82.6 %
    Gross profit                  52,193    43,334   20.4 %         17.8     17.4 %

Selling, general and
  administrative expenses         33,328    27,768   20.0 %         11.4     11.1 %
    Income from operations        18,865    15,566   21.2 %          6.4      6.2 %

Interest expense                   3,652     3,964   (7.9)%          1.2      1.6 %
Interest income                     (190)        0     ** %         (0.1)     0.0 %
Other expense (income), net        1,117       592   88.7 %          0.4      0.2 %
    Income before income taxes    14,286    11,010   29.8 %          4.9      4.4 %

Income taxes  *                    5,356     4,080   31.3 %         37.5     37.1 %
    Net income                 $   8,930     6,930   28.9 %          3.0      2.8 %

Average shares outstanding        11,317    11,218    0.9 %
Net income per share               $0.79     $0.62   27.4 %
Dividends per share              $0.0975   $0.0825   18.2 %


 * Percent of sales column is calculated as a % of income before income taxes. ** Measurement is not meaningful.

                    CULP, INC. FINANCIAL INFORMATION RELEASE   (Page 2 of 12)
                          CONSOLIDATED BALANCE SHEETS
             JANUARY 26, 1997, JANUARY 28, 1996 AND APRIL 28, 1996

                       (Unaudited, Amounts in Thousands)



                                                   Amounts             Increase
                                            January 26, January 28,   (Decrease)   * April 28,
                                               1997        1996    Dollars  Percent  1996
Current assets
   Cash and cash investments              $         406      1,841 (1,435)  (77.9)%     498
   Accounts receivable                           50,157     43,642  6,515    14.9 %  52,038
   Inventories                                   50,755     49,960    795     1.6 %  47,395
   Other current assets                           3,701      3,436    265     7.7 %   4,167
           Total current assets                 105,019     98,879  6,140     6.2 % 104,098

Restricted investments                           11,778          0 11,778             5,274
Property, plant & equipment, net                 86,146     73,356 12,790    17.4 %  76,961
Goodwill                                         22,413     23,037   (624)   (2.7)%  22,871
Other assets                                      2,906      2,432    474    19.5 %   2,440

           Total assets                   $     228,262    197,704 30,558    15.5 % 211,644



Current Liabilities
   Current maturities of long-term debt   $       6,100     11,555 (5,455)  (47.2)%   7,100
   Accounts payable                              20,833     22,516 (1,683)   (7.5)%  27,308
   Accrued expenses                              15,644     11,181  4,463    39.9 %  12,564
   Income taxes payable                           1,753      1,336    417    31.2 %     197
           Total current liabilities             44,330     46,588 (2,258)   (4.8)%  47,169

Long-term debt                                   86,266     68,112 18,154    26.7 %  74,941

Deferred income taxes                             8,088      5,381  2,707    50.3 %   8,088
           Total liabilities                    138,684    120,081 18,603    15.5 % 130,198

Shareholders' equity                             89,578     77,623 11,955    15.4 %  81,446

           Total liabilities and
           shareholders' equity         $       228,262    197,704 30,558    15.5 % 211,644

Shares outstanding                               11,352     11,265     87     0.8 %  11,290

Derived from audited financial statements.

                    CULP, INC. FINANCIAL INFORMATION RELEASE   (Page 3 of 12)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE NINE MONTHS ENDED JANUARY 26, 1997 AND JANUARY 28, 1996
                        (Unaudited, Amounts in Thousands)




                                                                                                           NINE MONTHS ENDED
                                                                                                     -------------------------------

                                                                                                                  Amounts
                                                                                                     ------------------------------
                                                                                                      January 26,        January 28,
                                                                                                         1997                1996
                                                                                                      ------------     ------------


Cash flows from operating activities:
     Net income                                                                                         $  8,930              6,930
     Adjustments to reconcile net income to net
          cash provided by (used in) operating activities:
              Depreciation                                                                                 9,440              9,278
              Amortization of intangible assets                                                              634                544
              Provision for deferred income taxes                                                              0                (37)
              Changes in assets and liabilities:
                  Accounts receivable                                                                      1,881                610
                  Inventories                                                                             (3,360)            (4,189)
                  Other current assets                                                                       466               (242)
                  Other assets                                                                              (642)               (57)
                  Accounts payable                                                                        (2,213)            (2,838)
                  Accrued expenses                                                                         3,080               (351)
                  Income taxes payable                                                                     1,556                675
                                                                                                        --------           --------
                       Net cash provided by (used in) operating activities                                19,772             10,323
                                                                                                        --------           --------
Cash flows from investing activities:
     Capital expenditures                                                                                (18,625)            (7,710)
     Purchases of restricted investments                                                                  (9,681)                  0
     Purchase of investments to fund deferred compensation liability                                           0             (1,286)
     Proceeds from sale of restricted investments                                                          3,177                795
                                                                                                        --------           --------
                       Net cash provided by (used in) investing activities                               (25,129)            (8,201)
                                                                                                        --------           --------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                                             15,900             10,500
     Principal payments on long-term debt                                                                 (5,575)            (4,575)
     Change in accounts payable-capital expenditures                                                      (4,262)            (6,896)
     Dividends paid                                                                                       (1,103)              (926)
     Proceeds from sale of common stock                                                                      305                223
                                                                                                        --------           --------
                       Net cash provided by (used in) financing activities                                 5,265             (1,674)
                                                                                                        --------           --------

Increase (decrease) in cash and cash investments                                                             (92)               448

Cash and cash investments at beginning of period                                                             498              1,393
                                                                                                        --------           --------

Cash and cash investments at end of period                                                              $    406              1,841
                                                                                                        ========           ========

                    CULP, INC. FINANCIAL INFORMATION RELEASE      (Page 4 of 12)
                               FINANCIAL ANALYSIS
                                JANUARY 26, 1997



                                                                 FISCAL 96                         FISCAL 97
                                                             ------------------     ------------------------------------------------
                                                                    Q3                    Q1           Q2           Q3          Q4
                                                             ------------------     ------------------------------------------------

INVENTORIES
           Inventory turns                                               5.7              6.0          6.6             6.2

RECEIVABLES
           Days sales in receivables                                      43               43           45              47
           Percent current & less than 30
             days past due                                              99.0%            99.3%        99.9%           99.8%

WORKING CAPITAL
           Current ratio                                                 2.1              2.2          2.1             2.4
           Working capital turnover                                      5.3              5.4          5.4             5.3
           Working capital                                       $    52,266        $  53,635    $  57,230     $    60,689
           Working capital as a % of sales                              15.1%            14.8%        13.6%           15.6%

PROPERTY, PLANT & EQUIPMENT
           Depreciation rate                                             8.9%             8.3%         8.1%            7.5%
           Percent property, plant &
             equipment are depreciated                                  48.0%            48.2%        48.6%           47.9%
           Capital expenditures                                      $14,385 (1)    $   4,475   $    5,201     $     8,949

PROFITABILITY
           Net profit margin                                             2.8%             2.4%         3.5%            3.1%
           Gross profit margin                                          17.4%            17.6%        18.2%           17.6%
           Operating income margin                                       6.2%             5.6%         7.1%            6.6%
           SG & A expenses/net sales                                    11.1%            12.0%        11.1%           11.0%
           Return on average total capital                               6.7%             5.7%         9.3%            7.5%
           Return on average equity                                     13.5%            10.7%        17.4%           14.1%
           Earnings per share                                  $        0.22       $     0.20   $     0.33     $      0.27

LEVERAGE (3)
           Total liabilities/equity                                    154.7%           149.9%       152.8%          154.8%
           Long-term debt/equity                                        87.7%            85.1%        83.9%           96.3%
           Funded debt/equity                                          102.6%            87.3%        85.9%           90.0%
           Funded debt/capital employed                                 50.6%            46.6%        46.2%           47.4%
           Funded debt                                         $      79,667       $   72,772    $  74,612     $    80,588
           Funded debt/EBITDA (LTM)                                     2.29             1.98         1.97            2.09

OTHER
           Book value per share                                $        6.89       $     7.37    $    7.66     $      7.89
           Employees at quarter end                                    2,886            3,020        3,098           3,143
           Sales per employee (annualized)                     $     121,000       $  120,000    $ 138,000     $   125,000
           Capital employed (3)                                $     157,290       $  156,128    $ 161,447     $   170,166
           Effective income tax rate                                   37.2%             37.5%        37.5%           37.5%
           EBITDA (2)                                          $      8,450        $    8,003    $  10,540     $     9,279
           EBITDA/net sales                                             9.8%             8.8%        10.0%            9.5%


  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Total liabilities, long-term debt, funded debt and capital employed are all net of restricted investments.

                    CULP, INC. FINANCIAL INFORMATION RELEASE    (Page 5 of 12)
                    SALES BY PRODUCT CATEGORY/BUSINESS UNIT
  FOR THREE MONTHS AND NINE MONTHS ENDED JANUARY 26, 1997 AND JANUARY 28, 1996


                             (Amounts in thousands)




                               THREE MONTHS ENDED (UNAUDITED)

                                   Amounts                Percent of Total Sales
                            January 26, January 28, % Over
Product Category/Business Unit  1997      1996      (Under)  1997    1996
Upholstery Fabrics
    Culp Textures             $ 20,389    20,685    (1.4)%  20.9 %  23.9 %
    Rossville/Chromatex         18,953    18,567     2.1 %  19.4 %  21.5 %
                                39,342    39,252     0.2 %  40.4 %  45.4 %

    Velvets/Prints              40,387    31,836    26.9 %  41.4 %  36.8 %
                                79,729    71,088    12.2 %  81.8 %  82.2 %
Mattress Ticking
    Culp Home Fashions          17,739    15,388    15.3 %  18.2 %  17.8 %

                            * $ 97,468    86,476    12.7 %  100.0%  100.0%


                               NINE MONTHS ENDED (UNAUDITED)

                                   Amounts                Percent of Total Sales
                            January 26, January 28, % Over
Product Category/Business Unit  1997      1996      (Under)  1997    1996


Upholstery Fabrics
    Culp Textures             $ 65,191    60,984     6.9 %  22.2 %  24.4 %
    Rossville/Chromatex         58,840    51,885    13.4 %  20.1 %  20.8 %
                               124,031   112,869     9.9 %  42.3 %  45.2 %

    Velvets/Prints             115,487    87,440    32.1 %  39.4 %  35.0 %
                               239,518   200,309    19.6 %  81.7 %  80.3 %
Mattress Ticking
    Culp Home Fashions          53,683    49,196     9.1 %  18.3 %  19.7 %

                            * $292,201   249,505    17.5 %  100.0%  100.0%




*US. sales were $70,931 and $67,506 for the three months of fiscal 1997 and fiscal 1996, respectively; and $220,794 and $196,543 for the nine months of fiscal 1997 and fiscal 1996, respectively. The percentage increases in U.S. sales were 5.1% for the three months and 12.3% for the nine months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE    (Page 6 of 12)
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
  FOR THREE MONTHS AND NINE MONTHS ENDED JANUARY 26, 1997 AND JANUARY 28, 1996


                             (Amounts in thousands)



                                   THREE MONTHS ENDED (UNAUDITED)
                                                               Percent of the Company's
                                            Amounts                   Total Sales
                                   January 26,   January 28, % Over
        Geographic Area               1997         1996      (Under)   1997     1996
North America (Excluding USA)   $      6,482        5,488   18.1 %     6.7 %    6.5 %
Europe                                 7,213        5,590   29.0 %     7.4 %    6.6 %
Middle East                            4,580        2,383   92.2 %     4.7 %    2.8 %
Far East & Asia                        6,862        4,052   69.3 %     7.0 %    4.8 %
South America                            855          703   21.6 %     0.9 %    0.8 %
All other areas                          545          754   (27.7%     0.6 %    0.9 %

                                $     26,537       18,970   39.9 %    27.2 %   22.4 %
                                                        0

                                   NINE MONTHS ENDED (UNAUDITED)
                                                               Percent of the Company's
                                            Amounts                   Total Sales
                                   January 26,   January 28, % Over
        Geographic Area               1997         1996      (Under)   1997     1996
North America (Excluding USA)   $     20,555       16,275   26.3 %     7.0 %    5.6 %
Europe                                17,573       13,072   34.4 %     6.0 %    4.5 %
Middle East                           13,736        7,933   73.2 %     4.7 %    2.7 %
Far East & Asia                       15,893        9,821   61.8 %     5.4 %    3.4 %
South America                          2,464        2,297    7.3 %     0.8 %    0.8 %
All other areas                        2,189        3,564   (38.6%     0.7 %    1.2 %

                                $     72,410       52,962   36.7 %    24.7 %   18.3 %




International sales , and the percentage of total sales, for each of the last seven fiscal years follows: fiscal 1991- $20,295 (12%); fiscal 1992-$ 34,094 (18%); fiscal 1993-$40,729 (20%); fiscal 1994-$44,038 (18%); fiscal 1995-
$57,971 (19%); and fiscal 1996-$77,397 (22%).

                                   Culp, Inc.                  (Page 7 of 12)
                    SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1995 vs 1996 vs 1997

                             (Amounts in thousands)



                                                 Fiscal 1995                                          Fiscal 1996
Product Category/Business Units  Q1         Q2         Q3         Q4      TOTAL       Q1         Q2       Q3     Q4    TOTAL
Upholstery Fabrics
    Culp Textures              19,613     22,834     20,940     21,738 85,125       17,584     22,715 20,685   23,400  84,384
    Rossville/Chromatex        15,140     15,758     16,397     16,470 63,765       15,358     17,960 18,567   22,318  74,203
                               34,753     38,592     37,337     38,208 148,890      32,942     40,675 39,252   45,718 158,587

    Velvets/Prints             20,644     26,439     28,307     31,413 106,803      23,523     32,081 31,836   38,280 125,720
                               55,397     65,031     65,644     69,621 255,693      56,465     72,756 71,088   83,998 284,307

Mattress Ticking
    Culp Home Fashions (1)     10,952     13,414     12,147     15,820 52,333       15,892     17,916 15,388   18,164  67,360

                               66,349     78,445     77,791     85,441 308,026      72,357     90,672 86,476  102,162 351,667


                                                             Fiscal 1997
Product Category/Business Units              Q1      Q2       Q3         Q4      TOTAL
Upholstery Fabrics                         20,801  24,001   20,389               65,191
    Culp Textures                          18,165  21,722   18,953               58,840
    Rossville/Chromatex                    38,966  45,723   39,342              124,031

                                           34,867  40,233   40,387              115,487
    Velvets/Prints                         73,833  85,956   79,729              239,518


Mattress Ticking                           16,696  19,248   17,739               53,683
    Culp Home Fashions (1)
                                           90,529 105,204   97,468              293,201






                                                                 Percent increase(decrease) from prior year:
Product Category/Business Units

Upholstery Fabrics
    Culp Textures                12.4       13.8        6.4        2.9    8.7        (10.3)      (0.5) (1.2)    7.6    (0.9)
    Rossville/Chromatex         100.0      100.0       14.4       (1.5) 105.4          1.4       14.0  13.2    35.5    16.4
                                 99.2       92.3        9.8        1.0   36.1         (5.2)       5.4   5.1    19.7     6.5

    Velvets/Prints               (1.2)       7.8       19.4       12.5   10.1         13.9       21.3  12.5    21.9    17.7
                                 44.5       45.8       13.7        5.9   23.9          1.9       11.9   8.3    20.7    11.2

Mattress Ticking
    Culp Home Fashions (1)       32.7       42.8       27.4       37.9   35.4         45.1       33.6  26.7    14.8    28.7

                                 42.4       45.3       15.7       10.6   25.7          9.1       15.6  11.2    19.6    14.2


Overall Growth Rate

Internal (without acquisitions)   9.9       16.1       15.7        8.8   12.5          6.4       13.0   8.7    19.6    12.3
External                         32.5       29.2          -        1.8   13.2          2.7        2.6   2.5       -     1.9
                                 42.4       45.3       15.7       10.6   25.7          9.1       15.6  11.2    19.6    14.2



Product Category/Business Units

Upholstery Fabrics               18.3     5.7          (1.4)           6.9
    Culp Textures                18.3    20.9           2.1           13.4
    Rossville/Chromatex          18.3    12.4           0.2            9.9

                                 48.2    25.4          26.9           32.1
    Velvets/Prints               30.8    18.1          12.2           19.6


Mattress Ticking                  5.1     7.4          15.3            9.1
    Culp Home Fashions (1)
                                 25.1    16.0          12.7           17.5


Overall Growth Rate

Internal (without acquisitions)  25.1    16.0          12.7           17.5
External                            -       -             -              -
                                 25.1    16.0          12.7           17.5



                                                         (Page  8  of 12)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
for the three and nine month periods ended January 26, 1997 and January 28, 1996



INCOME STATEMENT COMMENTS

         GENERAL - The company is pleased to report that sales increased 12.7% to $97.5 million and net income increased 24.6% to $3.0 million for its third quarter, as compared with the third quarter of last year. This performance marks the seventeenth consecutive quarter of record earnings and the fifteenth consecutive quarter of record sales (based on the comparable year-earlier periods) The company's net profit margin increased to 3.1% from 2.8% for the quarter. For the nine months, sales increased 17.5% to $293.2 million and net income increased 28.9% to $8.9 million. The company's net profit margin increased to 3.0% from 2.8% for the nine months. Also, the company achieved a return on average shareholders' equity of 15.5% for the latest twelve months. For the last five years, the company has achieved a compound annual growth rate in net income and net sales of 31% and 15%, respectively.

         The company attributes this consistent record to several key competitive strengths:

(Bullet) Diverse Global Customer Base - penetrating other end-use markets in addition to U. S. residential furniture, such as bedding, international, commercial furniture, juvenile furniture and home textiles; sales to these other markets accounted for approximately 48% of net sales during the third quarter; additionally, no one customer accounted for more than 8% during the first nine months of 1997;

(Bullet)   Design Innovation - investing in the creative aspect of our business
           - the company has significantly increased the resources (both designers and computer-aided design (CAD) systems) dedicated to the design and product development areas in each business unit; the company's in-house design staff now includes over 50 people. Additionally, the company is building a state-of-the-art design center in North Carolina that will bring together most of its design resources in one facility.

(Bullet) Vertical Integration - realizing additional manufacturing integration by producing various raw material components that are used in the manufacture of its products; and

(Bulle) Ability to Integrate Acquisitions - investing in selective, accretive acquisitions in businesses which we know and understand and that strengthen existing marketing positions.


                   NET SALES - compared with the third quarter of last year, upholstery fabric sales increased 12.2% to $79.7 million and mattress ticking sales increased 15.3 % to $17.7 million for the quarter (See Sales by Business schedule on Page 5 and Sales by Business Unit - Trend Analysis on page 7). The growth in upholstery fabric sales for the third quarter reflects the following changes: Velvets/Prints - up 26.9%; Rossville/Chromatex - up 2.1%; and Culp Textures down 1.4%. Within the Velvets/Prints business unit, sales of the company's wet printed flock product line increased 80.2% versus the third quarter of last year. Sales of printed jacquards increased 36.0% versus the same quarter of last year. The company's sales growth in the United Sates was 5.1%.

         International sales were up 39.9% for the quarter, with strength in all major regions, including the Middle East, the Far East and Asia, and North America (excluding the U.S). (See International Sales by Geographic Area schedule on page 6.) All business units reported gains in international sales. The company has shipped products to over 50 countries during the first nine months of fiscal 1997. We are encouraged by the geographical balance of our international customer base. The vast majority of international sales are denominated in U.S. dollars.




         GROSS PROFIT - The gross profit increase of 14.1% for the quarter versus the same quarter of last year reflects strong gains in Velvets/Prints and Culp Home Fashions, flat results in Rossville/Chromatex and moderately lower results in Culp Textures. The overall gross profit margin increased to 17.6% for the quarter from 17.4% in the same quarter of last year.

         During the last nine months, the company has begun to realize lower raw material prices for many of its raw materials. Because raw materials represent the largest cost element in the company's products (about 50% of

                                                         (Page  9  of 12)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
for the three and nine month periods ended January 26, 1997 and January 28, 1996 sales), management has been actively exploring ways to lower these costs through several key strategies:

(Bullet) further vertical integration of certain large-volume raw material components;

(Bullet) monitoring existing suppliers to ensure that the company is receiving the best possible combination of value and price; and

(Bullet) increasing the utilization of the company's various raw material manufacturing capabilities.


         S,G&A EXPENSES - S,G&A expenses decreased as a percentage of sales to 11.0% for the quarter from 11.1% for the same quarter of last year.


         INTEREST EXPENSE - The decrease for the quarter of 4.0% is primarily due to lower average borrowings outstanding.


         INTEREST INCOME - The increase is due to interest income earned from the restricted investments related to new industrial revenue bonds issued.


         OTHER EXPENSE (INCOME), NET - In the third quarter, other expense (income) increased to $421,000 from $266,000 in the same quarter of last year.


         INCOME TAXES - The company estimates that the effective tax rate for fiscal 1997 will again be about 36.5%, due to the lower tax rate related to Canadian income and the tax benefit related to international sales.


         EBITDA - EBITDA for the quarter increased 9.8% from last year's third quarter to $9.3 million, and represented 9.5% of net sales compared with 9.8% of net sales last year.


BALANCE SHEET COMMENTS

         WORKING CAPITAL - Accounts receivable increased 14.9% from January, 1996, while sales increased 12.7%. Days' sales outstanding represented 47 days, up from 43 at January, 1996. Accounts receivable increased at a faster rate than sales because of the increasing mix of international sales, which carry longer payment terms than U.S. sales. The aging of accounts receivable remained excellent, with 99.8% current and less than 30 days past due. Inventories increased 1.6% from January, 1996 and inventory turns were 6.2 versus 5.7 for last year's third quarter. One of the company's key initiatives for fiscal 1997 is to find ways to increase inventory turns. The company has increased inventory turns in each of the three quarters of the current fiscal year.

         PROPERTY, PLANT AND EQUIPMENT - The company has maintained a significant program of capital expenditures designed to expand capacity as needed to support sales growth, increase vertical integration to lower product costs and control more of its supply of raw materials, and enhance manufacturing efficiencies through modernization. For fiscal 1997, the company is planning capital spending of approximately $31 million. Major projects include the following:

(Bullet) Expansion Projects  - ($15.0 million or 48% of total)
         -------------------

         a) printing expansion for the wet printed flock product line in the Velvets/Prints business unit; this project includes the purchase of a new facility in Lumberton, North Carolina along with new printing and finishing equipment ($9.5 million).

                                                         (Page  10  of 12)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
for the three and nine month periods ended January 26, 1997 and January 28, 1996



         b) weaving expansions for the dobby and jacquard product lines in the Rossville/Chromatex business unit ($3.0 million); and

         c)       other smaller projects ($2.5 million)

(Bullet)  Vertical Integration - ($13.0 million or 42% of total)

         a) weaving expansion for jacquard greige goods (narrow and wide-width) at the company's Rayonese facility in Canada, which is part of Culp Home Fashions business unit ($5.5 million);

         b) installation of the company's first flock coating line, which will produce the unprinted flocked greige goods for the wet printed flock product line ($4.0 million);

         c) expansion of yarn extrusion capacity; during the third quarter, the company began an $8.0 million project to approximately double its polypropylene yarn extrusion capacity over the next two years. About 20% of the capacity is expected to be operational by May 1997, another 60% throughout fiscal 1998, and the balance in early fiscal 1999 ($2.0 million in fiscal 1997; $5.0 million in fiscal 1998; and $1.0 million in fiscal 1999).

         d)       various other vertical integration projects ($1.5 million).

(Bullet)          Modernization   ($3.0 million or 10% of total)

         Although final budgets for fiscal 1998 have not been determined, the company is currently planning capital spending of approximately $20 million, which includes about $2.5 million for expansion projects (13%); $13.5 million for vertical integration projects (68%); and $4.0 million for modernization projects. The key vertical integration projects include the yarn extrusion expansion discussed above and additional weaving capacity for jacquard greige goods at Rayonese.

         Depreciation expense for fiscal 1997 is estimated at $13 million.



         LONG-TERM DEBT - The company's funded debt-to-capital ratio was 47.4% at January 26, 1997, down from 50.6% at January 28, 1996, and 48.5 % at April, 1996. Funded debt was $80.6 million at January 26, 1997 compared with $79.7 million at January 28, 1996 and $76.8 million last year end (see schedule on page 12 of 12.). (Funded debt equals long-term debt, including current maturities, less restricted investments, which represent unspent IRB funds).

During the third quarter, the company received "best efforts" commitments from its principal bank lenders, Wachovia Bank of North Carolina, N.A. and First Union National Bank of North Carolina, to refinance its $66 million term loan and revolving line of credit with a syndicated, five-year $125 million unsecured, multi-currency credit facility, which is expected to include several leading institutional lending institutions. Terms of the proposed new facility include reduced interest costs, less restrictive financial covenants and significant additional borrowing capacity. On a pro forma basis, as of January 26, 1997 (assuming the stock offering and bank deal were completed as of January 26, 1997), the company's borrowing availability under the new bank credit facility would be approximately $81 million. The company believes the new bank facility will be completed by April 27, 1997 (fiscal year-end).

Also, during the third quarter, the company completed two new IRB's totaling $9.5 million, which carry interest rates of approximately 55% of the prime rate.


         SUBSEQUENT EVENT - SECONDARY STOCK OFFERING - On January 30, 1997 the company completed the sale of 1,200,000 shares of newly issued common stock, and 640,000 shares of common stock from certain non-management selling shareholders for $15.00 per share. Proceeds from the offering, net of underwriter's commission and company issuance expenses, are approximately $16.3 million. The key reasons for the offering were to fund the company's growth initiatives, and provide the financial basis for possible acquisitions, and, to a

                                                         (Page  11 of 12)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
for the three and nine month periods ended January 26, 1997 and January 28, 1996 lesser extent, enhance trading liquidity of its common stock by increasing the "float." The schedule on page 12 shows the company's capital structure on an actual basis as of January 26, 1997, and on a pro forma basis, as if the offering were completed on that date.

                                                           (Page 12 of 12)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               CAPITAL STRUCTURE
                                January 26, 1997


                                               Actual        Proforma (1)

Long-term debt, including:

  Industrial revenue bonds and                 $31,666          $31,666
   other obligations

  Revolving credit facility                     29,700           13,400

  Term loan                                     31,000           31,000

   Subtotal                                     92,366           76,066

  Less: Restricted investments (2)             (11,778)         (11,778)

    Funded debt                                $80,588          $64,288

Shareholders' equity:

  Common stock                                 $   566          $   626

  Additional paid-in-capital                    17,182           33,422

  Retained earnings                             71,830           71,830

    Total shareholders' equity                 $89,578         $105,878

Funded debt to total capital                      47.4%            37.8%

Funded debt to EBITDA(LTM)                        2.09             1.66


(1) Assumes the net proceeds of $16.3 million from the stock offering were received and applied against the company's revolving credit facility as of January 26, 1997.

(2) Restricted investments were purchased with proceeds of industrial revenue bond issues and are invested pending application of such proceeds to project costs or repayment of the bonds.